Exhibit A
EXECUTIVE OFFICERS AND DIRECTORS OF FIRST CHARTER CORPORATION
The name, business address, title, present principal occupation or employment of each of the directors and executive officers of First Charter Corporation are set forth below. Each director’s or officer’s business address is c/o 10200 David Taylor Drive, Charlotte, North Carolina 28262-2373. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to First Charter Corporation. All of the persons listed below are citizens of the United States of America.

Name and Business Address	Present Principal Occupation Including Name and Address of Employer
Executive Officers (Who Are Not Directors)
Stephen J. Antal	Senior Vice President, General Counsel and Corporate Secretary
Charles A. Caswell	Executive Vice President, Chief Financial Officer and Treasurer
Richard A. Manley	Executive Vice President and Chief Banking Officer
Stephen M. Rownd	Executive Vice President and Chief Risk Officer
Cecil O. Smith, Jr.	Executive Vice President and Chief Information Officer

Directors
William R. Black	Medical doctor
James E. Burt, III	Chairman of the Board of Directors, First Charter Corporation
Michael R. Coltrane	President, Chairman and Chief Executive Officer, CT Communications, Inc.
Jerry A. Felts	Retired Partner, Ernst & Young LLP
John J. Godbold, Jr.	President, Godbold Financial Associates, Inc.
Charles A. James	President, Mt . Pleasant Insurance Agency and co-owner of Mt. Pleasant Bonded Warehouse
Robert E. James, Jr.	President and Chief Executive Officer of First Charter Corporation
Walter H. Jones, Jr.	Partner, Homesley, Jones, Gaines, Dudley, McLurkin & Donaldson, PLLC
Samuel C. King, Jr.	President, King’s Office Supply, Inc.
Jerry E. McGee	President, Wingate University
Ellen L. Messinger	Vice President, Messinger Inc.
Hugh H. Morrison	President, E. L. Morrison Holding Company, Inc., owner of M.B. Commercial Real Estate, Inc., and owner of Engineered Lumber Supply LLC
Thomas R. Revels	President, Informed Health LLC
L. D. Warlick, Jr.	President, Warlick Funeral Home
William W. Waters	Retired President, Waters Construction Company